Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-249981 on Form S-1 of our report dated August 7, 2020, relating to the financial statements of Fisker Group Inc. (formerly known as Fisker Inc). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Los Angeles, California

December 1, 2020